Touchstone Select Variable Insurance Trust
                                           Form: N-SAR December 31, 1998
                                      Item 77Q1(e) Incorporated by Reference

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                                                Item 77-Q1 Exhibits

The following exhibits were included in PEA #9 to the registration statement of Touchstone Select Variable Insurance Trust as filed with the SEC on 12/31/98 and are being incorporated by reference:

List of Exhibits
(d1) Investment Advisory Agreement
(d2) Sub-Advisory Agreement with respect to Value Plus Fund
(d3) Sub-Advisory Agreement with respect to Emerging Growth Fund
 (David L. Babson & Company, Inc.)
(d4) Sub-Advisory Agreement with respect to International Equity Fund
(d5) Sub-Advisory Agreement with respect to Balanced Fund (d6) Sub-Advisory Agreement with respect to Income Opportunity Fund (d7) Sub-Advisory Agreement with respect to Standby Income Fund (d8) Sub-Advisory Agreement with respect to Bond Fund (d9) Sub-Advisory Agreement with respect to Growth & Income Fund
(d10) Sub-Advisory Agreement with respect to Emerging Growth Fund
 (Westfield Capital Management)